EXHIBIT 10.1
AMERICAN GREETINGS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

AMERICAN GREETINGS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

AMERICAN GREETINGS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

AMERICAN GREETINGS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
PREAMBLE
WHEREAS, American Greetings Corporation (the “Employer”) has established one or more qualified retirement or deferred compensation plans for its employees; and
WHEREAS, the Employer recognizes that such qualified plans place limitations on the amount of retirement and deferred compensation benefits available to certain executive employees; and
WHEREAS, the Employer recognizes the unique qualifications of its executive employees and the valuable services that they have provided to or for the Employer; and
WHEREAS, the Employer desires to establish an unfunded plan to pay deferred compensation benefits to certain of its executive employees in excess of what is available under such qualified plans; and
WHEREAS, the Employer has determined that the implementation of a plan to provide such excess benefits will best serve its interest in retaining executive employees;
NOW, THEREFORE, the Employer hereby establishes the American Greetings Corporation Executive Deferred Compensation Plan as hereinafter provided:
ARTICLE l
GENERAL
Section 1.1 Effective Date. The provisions of the Plan shall be effective as of October 26, 1993. The rights, if any, of any person whose status as an employee of the Employer has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless a subsequently adopted provision of the Plan states otherwise.
Section 1.2 Intent. The Plan is intended to be an unfunded plan primarily for the purpose of providing deferred compensation benefits to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Plan is not intended to be a plan described in Section 401(a) of the Code.

ARTICLE ll
DEFINITIONS AND USAGE
Section 2.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:
“Account” means the account(s) established on behalf of the Participant as described in Section 4.2 and Section 5.2, as applicable.
“Administrator” means the person or persons described in Article Vlll.
“Agreement” means an Agreement for Deferred Compensation Benefits negotiated between the Employer and an eligible employee in accordance with Section 3.3.
“Board” means the members of the Board of Directors of American Greetings Corporation and any committee of the Board.
“Code” means the Internal Revenue Code of 1986, as amended.
“Compensation” means the total of all wages, salaries, bonuses, restricted stock grants, fees for professional service and other amounts received by an employee for personal services actually rendered in the course of employment with the Employer, including those items specified in Treasury Regulation §1.415-2(d)(2), but excluding amounts realized from the exercise of a non-qualified stock option, amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, amounts paid or reimbursed for moving expenses to the extent such amounts are deductible by the employee, and mileage reported as income for the personal uses of an Employer automobile.
“Deferred Compensation Benefit” means the benefit of a Participant as determined under Article IV of this Plan.
“Disability” or “Disabled” means a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him incapable of continuing in the employment of the Employer. Such Disability shall be determined by the Administrator based upon appropriate medical advice and examination.
“Employer” means American Greetings Corporation, a corporation organized under the laws of the state of Ohio, and its controlled subsidiaries and affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Participant” means an eligible employee of the Employer who is participating in the Plan in accordance with Section 3.2.
“Plan” means the American Greetings Corporation Executive Deferred Compensation Plan.
“Plan Year” means the calendar year.
“Restoration Benefit” means the benefit of a Participant as determined under Article V of this Plan.
“Termination for Cause” means the termination of a Participant’s employment due to any act which, in the Administrator’s reasonable discretion, is deemed to be materially inimical to the best interests of the Employer (or any Employer), including, but not limited to (i) serious, willful misconduct in respect to his duties for the Employer, (ii) conviction of a felony or perpetration of a common law fraud, relative to the Employer’s business, (iii) willful failure to comply materially with applicable laws with respect to the execution of the Employer’s business operations, (iv) theft, fraud, embezzlement, dishonesty or other conduct which has resulted in material economic damage to the Employer or (v) failure to materially comply with the requirements of the Employer’s drug and alcohol abuse policies, if any.
“Unforeseeable Emergency” means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the individual if early withdrawal were not permitted. Such early withdrawal is limited to the amount necessary to meet the emergency.
Section 2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.
ARTICLE lII
ELIGIBILITY AND PARTICIPATION
Section 3.1 Eligibility. An employee of the Employer shall be eligible to participate in the Plan at such time and for such period as designated by the Administrator in accordance with the Plan and Agreement; provided, however, that such employee is a member of a select group of management or highly compensated employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

Section 3.2 Participation. Each eligible employee of the Employer shall become a Participant by entering into an Agreement in the manner provided in Section 3.3 below or by having Restoration Benefits credited to his Account pursuant to Section 5.3 hereof.
Section 3.3 Agreement Procedure.
(a) The Employer and each employee who is eligible to participate in the Plan may execute one or more Agreements for the portion of the employee’s Compensation which the employee elects to apply to the payment of the Deferred Compensation Benefit under the Plan. Each Agreement shall provide for the amount credited to a Participant’s Account in accordance with Section 4.3 below, the period of deferral in accordance with rules established by the Administrator, the investment of such amount in accordance with Section 4.6 below, and the payment of the Participant’s Deferred Compensation Benefit in accordance with Sections 6.1 and 6.2 below.
(b) For the initial Plan Year in which an employee becomes eligible to participate in the Plan, the Agreement shall be a properly completed, executed and delivered to the Administrator prior to the later of (i) the first day of the Plan Year for which the employee first becomes eligible to participate in the Plan, or (ii) 30 days after the date on which the employee first becomes eligible to participate in the Plan.
(c) For any subsequent Plan Year for which an employee is eligible to participate in the Plan, the Agreement shall be properly completed, executed and delivered to the Administrator prior to the first day of the Plan Year for which such Agreement shall be effective.
(d) The deferral period provided under a prior Agreement may be extended at the election of a Participant under rules established by the Administrator; provided, however, that any such election must be made six (6) months prior to the expiration of the deferral period provided under such prior Agreement.
(e) An Agreement shall be effective no earlier than the date on which it is delivered to the Administrator and shall continue in effect for all succeeding Plan Years until the Deferred Compensation Benefit attributable to such Agreement has been paid, unless otherwise provided under the Plan.
ARTICLE IV
DEFERRED COMPENSATOIN BENEFIT
Section 4.1 Deferred Compensation Benefit. A Participant’s Deferred Compensation Benefit shall be equal to the total amount credited to the Participant’s Account under this Article IV.
Section 4.2 Accounts. The Employer shall establish and maintain, pursuant to the terms of the Plan, an Account for each Participant consisting of amounts credited to such Account pursuant to Sections 4.3, 4.4, 4.5, 4.6 and 4.7 below. All amounts which are credited to the account shall be credited solely for purposes of accounting and computation, and shall remain assets of the Employer subject to the claims of the Employer’s general creditors.
Section 4.3 Negotiated Contributions. The Employer shall contribute such amount under the Plan as determined under the Agreement which is in effect for such Plan Year.
Section 4.4 Matching Contributions. An “Employer Matching Contribution” as determined under the American Greetings Corporation Employees’ Profit Sharing Plan, or successor plan, if any, shall be credited to a Participant’s Account for each Plan Year in which the Participant is an eligible employee of the Employer, but only to the extent such contribution was restricted under such plan due to the limitations imposed under Sections 401(k)(3), 401(m)(2) or 402(g)(1) of the Code.
Section 4.5 Investment Procedure. Periodically, a Participant may express his investment vehicle preferences and the allocation of his funds among those vehicles. However, the Board shall retain overriding discretion over the selection of investment vehicles available and the Board may change, alter or modify its investment policy as it deems appropriate, from time to time, to maximize benefits under the Plan. Any such change, alteration or modification shall be communicated to the Participants under procedures adopted by the Administrator.
Section 4.6 Investments. The portion of a Participant’s Account which is not invested pursuant to the Agreement with the Participant (including any matching contributions) shall be invested as reasonably determined by the Employer, in accordance with the procedures established by the Administrator.
Section 4.7 Valuation of Accounts. The value of a Participant’s Account shall be determined from time to time by the Administrator in the following manner:
(a) During any period of time in which a Participant’s Account is deemed invested in whole or in part pursuant to the Agreement with the Participant (in the manner described in Section 4.5 above), the income and expenses, gains and losses, both realized and unrealized, from such deemed investments shall be determined by the Administrator. The amount so determined shall be allocated to the Account of a Participant proportionately in accordance with the reasonable procedures established by the Administrator.
(b) The portion of a Participant’s Account which is not invested pursuant to the Agreement with the Participant shall be credited with earnings on the investments as specified in Section 4.6.
(c) All negotiated contributions and matching contributions for a Participant shall be credited to the Account of the Participant in accordance with Sections 4.3 and 4.4, respectively.

(d) Each Participant’s Account shall be valued as of the last day of each Plan year or more frequently as agreed upon by the Administrator, and shall again be valued as of the date that a Participant receives a payment under the Plan, in accordance with the procedures established by the Administrator.
(e) All allocations to the Participant’s Account under this Section 4.7 shall be deemed to have been made on the applicable valuation date in the manner set forth in this Section 4.7, even though actually determined at a later date.
ARTICLE V
RESTORATION BENEFIT
Section 5.1 Restoration Benefit. A Participant’s Restoration Benefit shall be equal to the total amount credited to the Participant’s Account under this Article V.
Section 5.2 Accounts. The Employer shall establish and maintain, pursuant to the terms of the Plan, an Account for each Participant consisting of amounts credited to such Account pursuant to Sections 5.3, 5.4, 5.5 and 5.6 below. All amounts which are credited to the Account shall be credited solely for purposes of accounting and computation, and shall remain assets of the Employer subject to the claims of the Employer’s general creditors.
Section 5.3 Restoration Contributions. An amount determined by the Board, in its sole discretion, may be credited to a Participant’s Account for each Plan Year in which the Participant is an eligible employee of the Employer whose allocation of “Employer Contributions” under the American Greetings Corporation Employees’ Retirement Profit Sharing Plan, if any, is restricted due to the limitations imposed under Sections 401(a)(17) and 415 of the Code..
Section 5.4 Investment Procedure. Periodically, a Participant may express his investment vehicle preferences and the allocation of his respective share of restoration contributions among those vehicles. However, the Board shall retain overriding discretion over the selection of investment vehicles available and the Board may change, alter or modify its investment policy as it deems appropriate, from time to time, to maximize benefits under the Plan. Any such change, alternation or modification shall be communicated to the Participants under procedures adopted by the Administrator.
Section 5.5 Investments. The portion of a Participant’s Account which is not invested pursuant to an agreement with the Participant shall be invested as reasonably determined by the Employer, in accordance with the procedures established by the Administrator.
Section 5.6 Valuation of Accounts. The value of a Participant’s Account shall be determined from time to time by the Administrator in the following manner:

(a) During any period of time in which a Participant’s Account is deemed invested in whole or in part pursuant to an agreement with the Participant (in the manner described in Section 5.4 above), the income and expenses, gains and losses, both realized and unrealized, from such deemed investments shall be determined by the Administrator. The amount so determined shall be allocated to the Account of a Participant proportionately in accordance with the reasonable procedures established by the Administrator.
(b) The portion of a Participant’s Account which is not invested pursuant to an agreement with the Participant shall be credited with earnings on the investments as specified in Section 5.5.
(c) All restoration contributions for a Participant shall be credited to the Account of the Participant in accordance with Section 5.3.
(d) Each Participant’s Account shall be valued as of the last day of each Plan Year or more frequently as agreed upon by the Administrator, and shall again be valued as of the date that a Participant receives a payment under the Plan, in accordance with the procedures established by the Administrator.
(e) All allocations to a Participant’s Account under this Section 5.6 shall be deemed to have been made on the applicable valuation date in the manner set forth in this Section 5.6, even though actually determined at a later date.
ARTICLE VI
PAYMENT OF BENEFIT PRIOR TO DEATH OR DISABILITY
Section 6.1 Commencement of Benefit Payments. Except as provided in Section 10.8, the payment of a Participant’s Deferred Compensation Benefit and Restoration Benefit shall commence within 30 days after the date on which the earlier of the following events occurs, as applicable:
(a) The expiration of the deferral period provided under the Participant’s Agreement.
(b) The Participant incurs an Unforeseeable Emergency (as determined by the Administrator in accordance with the Plan),
(c) The Participant terminates service with the Employer for any reason, or
(d) The Participant’s service is terminated by the Employer for any reason.
Section 6.2 Form of Benefit Payments. Except as provided in Article VII, the Participant’s Deferred Compensation Benefit shall be paid in the form provided under the Participant’s Agreement. If the Participant’s Agreement does not provide for a form of payment, then the Participant’s Deferred Compensation Benefit shall be paid in a single lump-sum. If the Participant has negotiated two or more Agreements which do not provide for the same form of payment, then a proportionate amount of the Participant’s Deferred Compensation Benefit shall be paid in the form provided under both this Section 6.2 and each respective Agreement in accordance with the procedures established by the Administrator.
Except as provided in Article VII, the Participant’s Restoration Benefit shall be paid in a single lump-sum unless a periodic payment is elected by the Participant under procedures established by the Administrator. Any election to receive a periodic payment under this Section 6.2 shall be made six (6) months prior to the effective date of the Participant’s termination of employment with the Employer.
However, if the Plan is terminated pursuant to Section 10.2, the Administrator reserves the right to pay all benefits in a single lump-sum.
ARTICLE VII
PAYMENT OF BENEFIT ON OR AFTER DEATH OR DISABILITY
Section 7.1 Commencement of Benefit Payments. If a Participant dies or becomes Disabled prior to receiving the entire Deferred Compensation Benefit and Restoration Benefit, then the remainder of such Benefits otherwise payable with respect to the Participant shall be paid in the Participant’s beneficiary or guardian (as the case may be) in a single lump-sum amount within 30 days following the date on which the Administrator is notified or otherwise determined such event has occurred.
Section 7.2 Designation of Beneficiary. A Participant may, by written instrument delivered to the Administrator during the Participant’s lifetime, designate one or more primary and contingent beneficiaries to receive the Deferred Compensation Benefit and Restoration Benefit which may be payable hereunder following the Participant’s death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrator prior to the Participant’s death shall control. If a Participant fails to specifically designate a beneficiary, or if no designated beneficiary survives the Participant, payment shall be made by the Administrator to the Participant’s estate.
ARTICLE VIII
ADMINISTRATION
SECTION 8.1 General. The Administrator shall be the Board, or such other person or persons as designated by the Board. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for administration of the Plan.
Section 8.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

Section 8.3 Duties. The Administrator shall have the following rights, powers and duties:
(a) Subject to the terms of this Plan (including without limitation the claims procedure in Article IX) and the Agreement, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Employer and upon any other person affected by such decision.
(b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question which may arise regarding the rights of employees, Participants, and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the Board under the terms of the Plan.
(c) The Administrator shall maintain full and complete records of its decisions. The Administrator shall have the duty to maintain Account records of all Participants, including all relevant data pertaining to Participants. The Administrator shall within a reasonable time after the end of each calendar year provide each Participant a detailed report of the status of the Participant’s Account.
(d) The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Employer for inspection by the Participants at reasonable times determined by the Administrator.
(e) The Administrator shall periodically report to the Board with respect to the status of the Plan.
Section 8.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.
ARTICLE IX
CLAIMS PROCEDURE
Section 9.1 General. Any claim for Deferred Compensation or Restoration Benefits under the Plan shall be filed by the Participant or beneficiary (“claimant”) on the form prescribed for such purposes with the Administrator.
Section 9.2 Denials. If a claim for Deferred Compensation Benefits or Restoration Benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator.

Section 9.3 Notice. Any claimant who is denied a claim for Deferred Compensation Benefits or Restoration Benefits shall be furnished written notice setting forth:
(a) The specific reason or reasons for the denial;
(b) Specific reference to the pertinent provision of the Plan upon which the denial is based;
(c) A description of any additional material or information necessary for the claimant to perfect the claim; and
(d) An explanation of the claim review procedure under the Plan.
Section 9.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:
(a) Request a review by written application to the Administrator, or its designate, no later than 60 days after receipt by the claimant of written notification of denial of a claim;
(b) Review pertinent documents; and
(c) Submit issues and comments in writing.
Section 9.5 Review. A decision on review of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.
Section 9.6 Arbitration. If a claimant disagrees with the decision on review, he shall have 30 days from receipt of the decision on review to demand binding confidential arbitration before three arbitrators in Cleveland, Ohio under Ohio law and the rules of Center for Public Resources or American Arbitration Association (as the claimant may choose) for arbitration of employment disputes as his sole remedy. The award of the arbitrator shall be enforceable under 9USC Sections 1-16 in any Court of competent jurisdiction.
ARTICLE X
MISCELLANEOUS PROVISIONS
Section 10.1 Amendment. The Employer reserves the right to amend the Plan retroactively or otherwise, in any manner that it deems advisable, by a resolution of the Board. No amendment shall, without the Participant’s or beneficiary’s, as the case may be, consent, affect the amount of the Participant’s Deferred Compensation Benefit or Restoration Benefit at the time the amendment becomes effective or the right of the Participant to receive such Benefits.
Section 10.2 Termination. The Employer reserves the right to terminate the Plan at any time. No termination shall, without the Participant’s or beneficiary’s, as the case may be, consent, affect the amount of the Participant’s Deferred Compensation Benefit or Restoration Benefit prior to the termination or the right of the Participant to receive such Benefit(s).
Section 10.3 No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.
In the event of an attempted seizure, any amounts payable hereunder may be paid to one or more of the Participant’s relatives or children, or his spouse, as the Administrator shall determine.
Section 10.4 Successors. The provisions of the Plan are binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participant, his beneficiaries, heirs, and legal representatives.
Section 10.5. Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of Ohio to the extent not preempted by applicable law.
Section 10.6 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Employer or any equity or other interest in the assets, business or affairs of the Employer. No Participant hereunder shall have a security interest in assets of the Employer used to make contributions or pay benefits.
Section 10.7 Severability. If any provision of the Plan shall be held illegal or invalid for any reasons, such illegality or invalidity shall not affect the remaining provision of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.
Section 10.8 Forfeiture Upon Termination for Cause. Notwithstanding anything in this Plan to the contrary, a Participant’s Deferred Compensation Benefit (excepting that portion thereof attributable solely to amounts credited to such Participant’s Account as negotiated contributions under section 4.3 and earnings thereon) and Restoration Benefit shall be forfeited, and no such Benefits shall be payable under this Plan with respect to such Participant, in the event of his Termination for Cause.

Section 10.9 Notification of Addresses. Each Participant and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on the Employer’s records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Administrator nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.
Section 10.10 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by applicable law.
ARTICLE XI
TRUST
Section 11.1 Trust. A trust to be known as the American Greetings Corporation Executive Deferred Compensation Benefit Trust (the “Trust”) has been established by the execution of a Trust agreement with one or more trustees and is intended to be maintained as a “grantor trust” under section 677 of the Code. The assets of the Trust will be held, invested and disposed of by the trustee, in accordance with the terms of the Trust, for the exclusive purpose of providing Deferred Compensation Benefits and Restoration Benefits for the Participants. Notwithstanding any provision of the Plan or the Trust to the contrary, the assets of the Trust shall at all times be subject to the claims of the Employer’s general creditors in the event of insolvency or bankruptcy.
Section 11.2 Contributions and Expenses. The Employer may, from time to time, make contributions to the Trust in accordance with the Agreement and Plan. All Deferred Compensation Benefits and Restoration Benefits under the Plan and expenses chargeable to the Plan, to the extent not paid directly by the Employer, shall be paid from the Trust.
Section 11.3 Trustee Duties. The powers, duties and responsibilities of the trustee shall be as set forth in the Trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the trustee.
Section 11.4 Reversion to the Employer. The Employer shall have no beneficial interest in the Trust and no part of the Trust shall ever revert or be repaid to the Employer, directly or indirectly, except as otherwise provided in Section 10.8 or 11.1 above or the Trust Agreement.

The undersigned, pursuant to the approval of the Board on October 25, 1993, does herewith execute the American Greetings Corporation Executive Deferred Compensation Plan.
October 26, 1993

AMERICAN GREETINGS CORPORATION

By:	/s/ Dale A. Cable

Its:	Treasurer

WITNESS:	/s/ Harvey Levin

Its:	Senior Vice President